Exhibit 3.285

ARTICLES OF INCORPORATION

OF

EMERGENCY SPECIALISTS OF SOUTH DADE, INC.

ARTICLE I – NAME

The name of this corporation is EMERGENCY SPECIALISTS OF SOUTH DADE, INC. (the “Corporation”).

ARTICLE II – TERM

The corporate existence of the Corporation shall be perpetual, unless and until terminated pursuant to Florida law.

ARTICLE III – PURPOSE

The Corporation is organized for the purpose of transacting any or all lawful business for corporation organized under The Florida Business Corporation Act of the State of Florida.

ARTICLE IV – PRINCIPAL OFFICE ADDRESS

The mailing and street address of the principal office of this Corporation, unless and until relocated, is 1613 North Harrison Parkway, Suite 200, Sunrise, Florida 33323.

ARTICLE V – CAPITAL STOCK

The aggregate number of shares which the Corporation shall have the authority to issue is 1,000 shares of Common Stock, par value $.01 per share.

ARTICLE VI – REGISTERED AGENT

AND REGISTERED OFFICE

The mailing and street address of the initial registered office of this Corporation is 1200 South Pine Island Road, Plantation, Florida 33324; and the name of the initial registered agent of this Corporation at that address is CT Corporation System.

ARTICLE VII – INITIAL BOARD OF DIRECTORS

The Corporation shall have two (2) initial directors. The number of directors may be either increased or decreased from time to time as provided in the Corporation’s Bylaws, but shall never be less than one (1). The names and addresses of the initial directors of this Corporation are:

Gilbert Drozdow 1613 North Harrison Parkway Suite 200 Sunrise, FL 33323	Jay Martus 1613 North Harrison Parkway Suite 200 Sunrise, FL 33323

ARTICLE VIII – INCORPORATOR

The name and address of the person signing these Articles of Incorporation is:

Jay A. Martus 1613 North Harrison Parkway Suite 200 Sunrise, FL 33323

IN WITNESS WHEREOF, the undersigned Incorporator has executed these Articles of Incorporation this 26th day of April, 2006.

/s/ Jay A. Martus
Jay A. Martus, Incorporator

CERTIFICATE DESIGNATING THE ADDRESS

AND AN AGENT UPON WHOM PROCESS MAY BE SERVED

W I T N E S S E T H:

The EMERGENCY SPECIALISTS OF SOUTH DATE, INC. (the “Corporation”), desiring to organize under the laws of the State of Florida, has named CT Corporation as its agent to accept service of process within this state.

Emergency Specialists of South Dade, Inc.

c/o CT Corporation System

1200 South Pine Island Road

Plantation, Florida 33324

ACKNOWLEDGEMENT:

Having been named to accept service of process for the Corporation, at the place designated in this Certificate, CT Corporation System hereby agrees to act in this capacity, and further, agrees to comply with the provisions of all statutes relative to the proper and complete performance of my duties, and accepts the duties and obligations of Section 607.0505, Florida Statutes.

Dated this 26th day of April, 2006.

CT CORPORATION SYSTEM

By:	/s/ Peter F. Souza
Print Name: Peter F. Souza

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION OF

EMERGENCY SPECIALISTS OF SOUTH DADE, INC.

The corporation whose Articles of Incorporation are amended by these Articles of Amendment was originally incorporated pursuant to Chapter 607, Florida Statutes, effective April 26, 2006 under the name of EMERGENCY SPECIALISTS OF SOUTH DADE, INC. and assigned Document No. P06 000059818 (the “Corporation”).

1. Pursuant to the provisions of Section. 607.1006, Florida Statutes, the Articles of Amendment to the Articles of Incorporation of the Corporation are as follows:

RESOLVED, that Article I of the Articles of Incorporation of Emergency Specialists of South Dade, Inc. is hereby authorized to be amended in its entirety to read as follows:

ARTICLE I – NAME

The name of the corporation shall be Sheridan Emergency Physician Services of South Dade, Inc. (the “Corporation”).

2. The foregoing Articles of Amendment to the Articles of Incorporation of the Corporation were adopted on May 8, 2006 by the sole incorporator of the Corporation, pursuant to Section 607.1005, Florida Statutes, as the Corporation has not yet issued shares.

3. The foregoing Articles of Amendment to the Articles of Incorporation of the Corporation shall be effective upon filing by the Florida Secretary of State.

CORPORATION:

EMERGENCY SPECIALISTS OF SOUTH DADE, INC.

Date: May 10, 2006	By:	/s/ Jay A. Martus
Jay A. Martus, Sole Incorporator